UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 23, 2010
NeuStar, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction Of incorporation)	001-32548 (Commission File Number)	52-2141938 (IRS Employer Identification No.)

46000 Center Oak Plaza Sterling, Virginia (Address of principal executive offices)	20166 (Zip Code)
(571) 434-5400
(Registrant’s telephone number, including area code.)
N/A
(Former name and former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.
     On June 23, 2010, at the NeuStar, Inc. (the “Company”) Annual Meeting of Stockholders (the “Annual Meeting”), the Company’s stockholders (1) elected the persons listed below as Class III directors to serve until the 2013 annual meeting of stockholders and until their respective successors have been elected or appointed and (2) ratified the selection by the audit committee of the Company’s board of directors of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010. The voting results of the meeting are presented as follows:

Item 1.	Election of Class III Directors.

Name of Nominee	For	Withhold	Broker Non-Votes
Gareth C.C. Chang	64,065,030	4,271,404	1,940,206
Jeffrey E. Ganek	66,495,491	1,840,943	1,940,206
Hellene S. Runtagh	64,090,065	4,246,369	1,940,206

Item 2.	Ratification of Independent Registered Public Accounting Firm.
The appointment of Ernst & Young LLP as the independent registered public accounting firm for 2010 was ratified with 70,101,335 votes for, 160,507 votes against, and 14,798 abstentions.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 28, 2010	NEUSTAR, INC.
	By:	/s/ Jeffrey E. Ganek
		Name:	Jeffrey E. Ganek
		Title:	Chairman of the Board of Directors and Chief Executive Officer